Exhibit 99

First Quarter 2003 Fact Book

For additional information, contact:

Vince Hannity
Vice President, Corporate Communications
and Investor Relations
1111 West Jefferson Street
P.O. Box 50
Boise, ID 83728
Phone:  208 384 6390

Visit Boise’s website at www.bc.com

First Quarter 2003 Operating Highlights

Boise reported a net loss in first quarter 2003 of $27.5 million, or 53¢ per diluted share, compared with a net loss of $6.6 million, or 17¢ per diluted share, in first quarter 2002.  Before nonroutine items, the company posted a net loss of $12.6 million, or 27¢ per diluted share.

Nonroutine items in first quarter 2003 totaled $14.9 million after tax, or 26¢ per share.  This total includes an after-tax charge of $6.1 million, or 11¢ per share, for employee-related costs associated with Boise’s cost-reduction program.  We also recorded one-time, noncash, after-tax charges of $4.1 million, or 7¢ per share, for the adoption of a new accounting standard for asset retirement obligations and $4.7 million, or 8¢ per share, for the adoption of a new accounting standard for vendor allowances.  A more detailed explanation of these items, including a reconciliation of the effect of these items on our net loss and our segments, is included in the Notes to Consolidated Financial Statements on the last two pages of this fact book.  There were no nonroutine items in the quarter ended March 31, 2002.

Sales in first quarter 2003 increased 4% to $1.9 billion, compared with $1.8 billion in the year-ago first quarter.

Boise Office Solutions:  Operating income in first quarter 2003 was $20.7 million as reported and  $29.9 million before the nonroutine charge for employee-related costs, down from $37.4 million in first quarter 2002.  Results declined due to a lower gross margin, higher operating costs (including higher pension expense), and winter weather disruptions.  The operating margin was 2.2% as reported and 3.2% before the nonroutine item, compared with 4.2% in first quarter 2002.  First-quarter sales, as well as sales for locations operating in both periods, increased 6%, compared with the same quarter a year ago.

Boise Building Solutions:  This segment reported an operating loss of $8.5 million in first quarter 2003, compared with operating income of $8.8 million in the year-ago first quarter.  Results declined due to weak market conditions, winter weather disruptions, and higher pension expense.  Sales increased 3% from first quarter 2002 sales, primarily because of a 4% increase in sales by our building materials distribution business and a 13% increase in sales of engineered wood products.

Boise Paper Solutions:  The operating loss in this segment was $700,000 as reported and $500,000 before the nonroutine charge for employee-related costs, compared with a loss of $10.8 million in first quarter 2002.  Sales increased 3%, compared with first quarter 2002.  Results improved primarily because of 4% higher average product prices and 1% lower manufacturing costs.

Boise Cascade Corporation
Corporate Communications Department
1111 West Jefferson Street PO Box 50 Boise, ID 83728

News Release

Media Contact	Investor Contact
Ralph Poore	Vincent Hannity
Office 208 384 7294 Home 208 331 2023	Office 208 384 6390 Home 208 345 8141

For Immediate Release:  April 22, 2003

BOISE ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

BOISE, Idaho — Boise Cascade Corporation (NYSE:BCC) today reported a first quarter 2003 net loss of $27.5 million, or 53 cents per diluted share, compared with a net loss of $6.6 million, or 17 cents per diluted share, in first quarter 2002.  Fourth quarter 2002 net income was $6.2 million, or 5 cents per diluted share.

Before nonroutine items, the company had a first quarter 2003 net loss of $12.6 million, or 27 cents per diluted share.

FINANCIAL HIGHLIGHTS
($ in millions, except per-share amounts)

	1Q 2003	1Q 2002	4Q 2002

Sales	$1,853	$1,788	$1,801
Net income (loss)	$(27.5)	$(6.6)	$6.2
Net income (loss) per diluted share	$(0.53)	$(0.17)	$0.05
BEFORE NONROUTINE ITEMS
Net income (loss)	$(12.6)	$(6.6)	$6.2
Net income (loss) per diluted share	$(0.27)	$(0.17)	$0.05

Nonroutine items in first quarter 2003 totaled $14.9 million after tax, or 26 cents per share.  The total includes an after-tax charge of $6.1 million, or 11 cents per share, for employee-related costs associated with the company’s cost-reduction program.  We also recorded one-time, noncash, after-tax charges of $4.1 million, or 7 cents per share, for the adoption of a new accounting standard for asset retirement obligations and $4.7 million, or 8 cents per share, for the adoption of a new accounting standard for vendor allowances.  A more detailed explanation of these items and a reconciliation to our reported financial performance are included in the notes to the consolidated financial statements.

Sales in first quarter 2003 increased 4% to $1.9 billion, compared with $1.8 billion in the first quarter a year ago.  Sales in fourth quarter 2002 were $1.8 billion.

REVIEW OF OPERATIONS

Boise Office Solutions
($ in millions)

	1Q 2003	1Q 2002	4Q 2002

Sales	$938	$884	$906
Operating income	$20.7	$37.4	$32.4
Operating income before nonroutine item	$29.9	$37.4	$32.4

Boise Office Solutions.  Before the nonroutine charge for employee-related costs, Boise Office Solutions operating income was $29.9 million, down from $37.4 million in first quarter 2002 and $32.4 million in fourth quarter 2002.  Segment results declined, relative to comparison periods, due to a lower gross margin, higher operating costs, including higher pension expense, and winter weather disruptions.  Operating margin was 2.2% as reported, or 3.2% before the nonroutine item, compared with 4.2% in first quarter 2002 and 3.6% in fourth quarter 2002.

First quarter 2003 sales, as well as sales for locations operating in both periods, increased 6% to $938 million, compared with the same quarter a year ago.  Sales increased in all three product categories.  Sales of office supplies and paper rose 3%, sales of technology products increased 13%, and sales of furniture were up 9%.  Boise’s cut-size office papers sold through Boise Office Solutions increased 9% to 143,000 tons, compared with a year ago.

Boise Building Solutions
($ in millions)

	1Q 2003	1Q 2002	4Q 2002

Sales	$575	$560	$568
Operating income (loss)	$(8.5)	$8.8	$2.3
Operating income (loss) before nonroutine items	$(8.5)	$8.8	$2.3

Boise Building Solutions.  Boise Building Solutions reported an operating loss of $8.5 million in first quarter 2003, compared with operating income of $8.8 million in the same quarter a year ago and operating income of $2.3 million in fourth quarter 2002.  Results were lower than comparison quarters due to weak pricing for our products, winter weather disruptions, and higher pension expense.

Relative to first quarter 2002, average plywood and lumber prices declined 5% and 14%, respectively, while oriented strand board (OSB) prices increased 8%.  Unit sales volumes for structural panels rose modestly year over year, while lumber volume declined.  Building materials distribution sales increased 4%, compared with first quarter 2002. Sales of engineered wood products grew 13%.

Relative to fourth quarter 2002, average prices declined 8% in lumber, were flat in plywood, and rose 10% in OSB.  Unit sales volumes were higher in plywood and lumber but were down modestly in OSB.

Boise Paper Solutions
($ in millions)

	1Q 2003	1Q 2002	4Q 2002

Sales	$468	$456	$455
Operating income (loss)	$(0.7)	$(10.8)	$23.4
Operating income (loss) before nonroutine items	$(0.5)	$(10.8)	$23.4

Boise Paper Solutions.  The operating loss in Boise Paper Solutions was $700,000, or $500,000 before the nonroutine item, in first quarter 2003, compared with an operating loss of $10.8 million in first quarter 2002 and operating income of $23.4 million in fourth quarter 2002.  Segment results improved over those of a year ago, primarily because of higher average product prices (up 4%) and lower unit manufacturing costs (down 1%).

The decline in segment performance from fourth quarter 2002 was due primarily to a 5% rise in unit manufacturing costs.  The rise included increases in pension expense, energy and energy-related costs, and higher operating costs due to maintenance projects and market-related production curtailments.  Average product prices in paper were off slightly from fourth-quarter levels.

OUTLOOK

“At this point, we see few signs of sustained recovery in our businesses,” said George J. Harad, chairman and chief executive officer.  “Accordingly, we expect Boise’s performance in the second quarter to be similar to or modestly improved over first-quarter results.  Sales and income in our office products business are likely to decline in the second quarter from first-quarter levels, as they typically do, but year-over-year sales comparisons should continue to be positive.  We expect wood products markets to strengthen modestly as better weather allows the building season to get underway.  Paper business results should be similar to the first quarter, with no significant change expected in market conditions or costs.”

Boise delivers office, building, and paper solutions that help our customers manage productive offices and construct well-built homes — two of the most important activities in our society.  Boise’s 24,000 employees help people work more efficiently, build more effectively, and create new ways to meet business challenges. Boise also provides constructive solutions for environmental conservation by managing natural resources for the benefit of future generations.  Boise posted sales of $7.4 billion in 2002.  Visit the Boise website at http://www.bc.com.

WEBCAST AND CONFERENCE CALL

Boise will host an audiovisual webcast and conference call on Tuesday, April 22, 2003, at noon Eastern Daylight Time, at which we will review the company’s recent performance and discuss the outlook for our businesses.  You can join the webcast through the Boise website. Go to www.bc.com, and click on Investor Relations to find the link to the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 at least 10 minutes before the start of the call. The archived webcast will be available on the Presentations page of the Investor Relations section of Boise’s website.

FORWARD-LOOKING STATEMENTS

The Outlook section of this release includes forward-looking statements.  These statements are subject to a number of risk factors that could cause actual results to differ from those projected. Those factors include, among other things, changes in foreign or domestic competition; changes in the condition of both foreign and domestic economies; changes in market demand for the company’s products, which may be influenced by economic vitality; changes in production capacity across paper and wood products markets; the number of housing starts affected by changing interest rates; changes in cost structure; and other factors included in our filings with the Securities and Exchange Commission.

Financial Highlights Boise and Subsidiaries

2003

2000

2001

2002

First Quarter

Second Quarter

Third Quarter

Fourth Quarter

Year

	(millions, except per-share amounts)
Sales and Income

Sales	$7,806.7	$7,422.2	$7,412.3	$1,853.2
Income from operations	444.0	81.1	118.3	1.7
Net income (loss) before cumulative effect of accounting changes	178.6	(42.5)	11.3	(18.7)
Cumulative effect of accounting changes, net of income tax	—	—	—	(8.8)
Net income (loss)	$178.6	$(42.5)	$11.3	$(27.5)
Net income (loss) per common share
Diluted before cumulative effect of accounting changes	$2.73	$(.96)	$(.03)	$(.38)
Cumulative effect of accounting changes	—	—	—	(.15)
Diluted	$2.73	$(.96)	$(.03)	$(.53)
Cash dividends paid per common share	$.60	$.60	$.60	$.15

Financial Condition

Capital expenditures	485.8	380.0	266.2	48.5
Total assets	5,266.9	4,934.0	4,947.4	4,970.9

Long-term debt, less current portion	$1,714.8	$1,062.9	$1,387.4	$1,472.7
Current portion of long-term debt and short-term borrowings	93.3	440.0	153.7	105.5
Guarantee of ESOP debt	107.9	80.9	51.4	51.4
Total debt	$1,916.0	$1,583.8	$1,592.5	$1,629.6

Shareholders’ equity	$1,757.0	$1,578.4	$1,399.5	$1,372.1
Shareholders’ equity per common share	$28.85	$25.10	$21.59	$21.17

Financial Ratios

Return on sales	2.3%	(.6)%	.2%	(1.5)%
Debt to equity	1.09:1	1.00:1	1.14:1	1.19:1
Debt to total capitalization	52.0%	47.5%	50.3%	51.3%

Other Information

Effective tax (provision) benefit rate	(39.0)%	11.5%	NM (1)	35.9%
Number of common shares outstanding at the end of the period (thousands)	57,337	58,062	58,284	58,292
Average number of common shares (thousands)
Basic	57,288	57,680	58,216	58,289
Diluted(2)	61,413	61,797	62,090	61,880
Common stock price
High	$43.94	$38.00	$38.81	$28.15
Low	$21.75	$26.99	$19.61	$20.72
Close	$33.63	$34.01	$25.22	$21.85

(1)            NM = not meaningful.

(2)          For the first quarter of 2003 and the years ended December 31, 2001 and 2002, the computation of diluted net loss per share was antidilutive; accordingly, diluted net loss per share was calculated using the average basic shares outstanding.

Summary of Operations Boise and Subsidiaries

2002

Quarterly Results by Segment (Unaudited)(1)

First Quarter

Second Quarter

Third Quarter

Fourth Quarter

Year

	(millions, except per-share amounts)

Sales by Segment
Boise Office Solutions	$884.5	$855.5	$899.9	$905.9	$3,545.8
Boise Building Solutions	560.2	669.9	671.5	568.2	2,469.7
Boise Paper Solutions	456.0	481.6	485.2	455.3	1,878.0
Other	18.3	19.4	19.4	18.9	76.0
	1,919.0	2,026.4	2,075.9	1,948.3	7,969.5
Intersegment eliminations	(130.8)	(138.4)	(140.7)	(147.4)	(557.2)
Trade sales	$1,788.2	$1,888.0	$1,935.3	$1,800.8	$7,412.3
Income (Loss) by Segment
Boise Office Solutions	$37.4	$23.4	$29.8	$32.4	$123.0
Boise Building Solutions	8.8	14.0	14.5	2.3	39.7
Boise Paper Solutions	(10.8)	8.8	17.2	23.4	38.6
Corporate and Other	(12.8)	(37.9)	(15.9)	(15.3)	(81.8)
	22.6	8.4	45.6	42.9	119.5
Interest expense	(30.0)	(30.0)	(28.7)	(29.7)	(118.5)
Income (loss) before income taxes and minority interest	(7.4)	(21.6)	16.9	13.2	1.0
Income tax (provision) benefit	2.8	26.9	(6.3)	(4.9)	18.4
Income (loss) before minority interest	(4.6)	5.3	10.5	8.2	19.4
Minority interest, net of income tax	(2.0)	(2.0)	(2.0)	(2.0)	(8.1)
Net income (loss)	$(6.6)	$3.2	$8.5	$6.2	$11.3
Net income (loss) per common share
Basic	$(.17)	$.00	$.09	$.05	$(.03)
Diluted	$(.17)	$.00	$.09	$.05	$(.03)

	2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(millions, except per-share amounts)
Sales by Segment
Boise Office Solutions	$938.3
Boise Building Solutions	574.6
Boise Paper Solutions	468.2
Other	19.4
	2,000.5
Intersegment eliminations	(147.3)
Trade sales	$1,853.2
Income (Loss) by Segment
Boise Office Solutions	$20.7
Boise Building Solutions	(8.5)
Boise Paper Solutions	(.7)
Corporate and Other	(8.7)
	2.8
Interest expense	(28.9)
Loss before income taxes, minority interest, and cumulative effect of accounting changes	(26.1)
Income tax benefit	9.4
Loss before minority interest and cumulative effect of accounting changes	(16.7)
Minority interest, net of income tax	(2.0)
Loss before cumulative effect of accounting changes	(18.7)
Cumulative effect of accounting changes, net of income tax	(8.8)
Net loss	$(27.5)
Net loss per common share
Basic and diluted before cumulative effect of accounting changes	$(.38)
Cumulative effect of accounting changes	(.15)
Basic and diluted	$(.53)

(1)    Columns may not add due to rounding.

Statistical Review / 2002

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year

Boise Office Solutions
Sales by Product Line (millions)
Office supplies and paper	$552	$534	$550	$559	$2,195
Technology products	246	240	265	259	1,010
Office furniture	86	82	85	88	341

Sales by Geography (millions)
United States	$686	$665	$707	$701	$2,759
International	198	191	193	205	787

Sales Growth
Sales growth	(9)%	(1)%	6%	6%	0%
Same-location sales growth	(8)%	(1)%	6%	5%	0%

Margins (percentage of sales)
Gross profit margin	23.6%	23.1%	22.4%	23.5%	23.1%
Operating profit	4.2%	2.7%	3.3%	3.6%	3.5%

Boise Building Solutions
Sales Volumes
Plywood (thousand square feet) (3/8” basis)	440,525	462,648	460,952	424,078	1,788,203
OSB (thousand square feet) (3/8” basis)(1)	100,161	98,273	107,176	111,076	416,686
Particleboard (thousand square feet) (3/4” basis)	49,749	51,182	47,617	40,675	189,223
Lumber (thousand board feet)	95,911	108,455	99,858	91,057	395,281
LVL (hundred cubic feet)	17,895	20,844	20,879	17,925	77,543
I-joists (thousand equivalent lineal feet)	34,995	47,102	46,954	36,714	165,765
Engineered wood products (millions)	$60	$76	$77	$61	$274
Building materials distribution (millions)	$375	$464	$470	$387	$1,696

(1) Includes 100% of the sales volume of Voyageur Panel, of which we own 47%.

Selected Prices (average net selling prices)
Plywood (thousand square feet) (3/8” basis)	$231	$238	$227	$220	$229
OSB (thousand square feet) (3/8” basis)	131	136	127	128	130
Particleboard (thousand square feet) (3/4” basis)	230	248	254	223	239
Lumber (thousand board feet)	481	465	470	446	466
LVL (hundred cubic feet)	1,491	1,485	1,498	1,454	1,483
I-joists (thousand equivalent lineal feet)	896	886	890	872	886

Boise Paper Solutions
Sales Volumes (thousands of short tons)
Uncoated free sheet	355	370	364	336	1,425
Containerboard	160	167	168	159	654
Newsprint	84	111	110	101	406
Other	49	62	37	31	179
	648	710	679	627	2,664

Corrugated containers (millions of square feet)	1,061	1,065	1,205	1,132	4,463

Selected Prices (average net selling prices per short ton)
Uncoated free sheet	$712	$712	$722	$746	$722
Containerboard	327	332	351	361	343
Selected Prices (average net selling prices)
Plywood (thousand square feet) (3/8” basis)	$231	$238	$227	$220	$229
Newsprint	368	349	367	371	363

Statistical Review / 2003

	2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year

Boise Office Solutions
Sales by Product Line (millions)
Office supplies and paper	$567
Technology products	277
Office furniture	94

Sales by Geography (millions)
United States	$709
International	229

Sales Growth
Sales growth	6%
Same-location sales growth	6%

Margins (percentage of sales)
Gross profit margin	23.8%
Operating profit	2.2%

Boise Building Solutions
Sales Volumes
Plywood (thousand square feet) (3/8” basis)	463,212
OSB (thousand square feet) (3/8” basis)(1)	106,581
Particleboard (thousand square feet) (3/4” basis)	41,192
Lumber (thousand board feet)	93,524
LVL (hundred cubic feet)	20,685
I-joists (thousand equivalent lineal feet)	40,534
Engineered wood products (millions)	$68
Building materials distribution (millions)	$391

(1) Represents 100% of the sales volume of Voyageur Panel, of which we own 47%.

Selected Prices (average net selling prices)
Plywood (thousand square feet) (3/8” basis)	$220
OSB (thousand square feet) (3/8” basis)	141
Particleboard (thousand square feet) (3/4” basis)	219
Lumber (thousand board feet)	412
LVL (hundred cubic feet)	1,453
I-joists (thousand equivalent lineal feet)	867

Boise Paper Solutions
Sales Volumes (thousands of short tons)
Uncoated free sheet	353
Containerboard	158
Newsprint	106
Other	33
650

Corrugated containers (millions of square feet)	1,122

Selected Prices (average net selling prices per short ton)
Uncoated free sheet	$747
Containerboard	341
Newsprint	374

Consolidated Statements of Loss (Unaudited) Boise and Subsidiaries

	Three Months Ended March 31
	2003	2002
	(thousands, except per-share amounts)

Sales	$1,853,243	$1,788,223

Costs and expenses
Materials, labor, and other operating expenses	1,515,189	1,460,984
Depreciation, amortization, and cost of company timber harvested	75,582	72,734
Selling and distribution expenses	214,162	191,687
General and administrative expenses	35,373	35,003
Other (income) expense, net	11,152	3,620
	1,851,458	1,764,028

Equity in net loss of affiliates	(59)	(1,573)

Income from operations	1,726	22,622
Interest expense	(28,880)	(30,048)
Interest income	114	255
Foreign exchange gain (loss)	956	(228)
	(27,810)	(30,021)
Loss before income taxes, minority interest, and cumulative effect of accounting changes	(26,084)	(7,399)
Income tax benefit	9,364	2,775
Loss before minority interest and cumulative effect of accounting changes	(16,720)	(4,624)
Minority interest, net of income tax	(2,023)	(1,996)
Loss before cumulative effect of accounting changes	(18,743)	(6,620)
Cumulative effect of accounting changes, net of income tax	(8,803)	—
Net loss	(27,546)	(6,620)
Preferred dividends	(3,266)	(3,262)
Net loss applicable to common shareholders	$(30,812)	$(9,882)

Net loss per common share
Basic and diluted before cumulative effect of accounting changes	$(0.38)	$(0.17)
Cumulative effect of accounting changes	(0.15)	—
Basic and diluted	$(0.53)	$(0.17)

Segment Information

Segment sales
Boise Office Solutions	$938,279	$884,454
Boise Building Solutions	574,644	560,166
Boise Paper Solutions	468,213	455,975
Intersegment eliminations and other	(127,893)	(112,372)
	$1,853,243	$1,788,223
Segment income (loss)
Boise Office Solutions	$20,672	$37,423
Boise Building Solutions	(8,453)	8,781
Boise Paper Solutions	(685)	(10,803)
Corporate and Other	(8,738)	(12,752)
	2,796	22,649
Interest expense	(28,880)	(30,048)
Loss before income taxes, minority interest, and cumulative effect of accounting changes	$(26,084)	$(7,399)

Consolidated Balance Sheets (Unaudited) Boise and Subsidiaries

March 31

December 31

	2003	2002	2002
	(thousands, except share amounts)
Assets
Current
Cash and cash equivalents	$85,256	$56,290	$65,152
Receivables, less allowances of $12,206, $12,435, and $13,111	481,639	518,614	423,976
Inventories	676,707	636,194	717,966
Deferred income tax benefits	63,601	74,781	52,131
Other	36,145	49,356	36,524
	1,343,348	1,335,235	1,295,749
Property
Property and equipment
Land and land improvements	72,277	69,785	70,731
Buildings and improvements	739,997	688,131	709,127
Machinery and equipment	4,676,910	4,619,172	4,678,112
	5,489,184	5,377,088	5,457,970
Accumulated depreciation	(2,962,806)	(2,788,299)	(2,915,940)
	2,526,378	2,588,789	2,542,030
Timber, timberlands, and timber deposits	326,583	320,343	328,720
	2,852,961	2,909,132	2,870,750
Goodwill	409,500	388,123	400,541
Investments in equity affiliates	35,553	60,589	35,641
Other assets	329,567	314,723	344,719
Total assets	$4,970,929	$5,007,802	$4,947,400

Liabilities and Shareholders’ Equity

Current
Short-term borrowings	$14,800	$55,400	$28,000
Current portion of long-term debt	90,654	195,999	125,651
Income taxes payable	7,535	—	9,512
Accounts payable	519,083	500,223	519,596
Accrued liabilities
Compensation and benefits	208,638	140,164	218,085
Interest payable	24,655	29,195	29,928
Other	143,552	162,937	122,832
	1,008,917	1,083,918	1,053,604
Debt
Long-term debt, less current portion	1,472,670	1,322,347	1,387,398
Guarantee of ESOP debt	51,448	80,889	51,448
	1,524,118	1,403,236	1,438,846
Other
Deferred income taxes	166,033	311,208	165,357
Compensation and benefits	668,260	427,696	667,694
Other long-term liabilities	58,971	41,322	49,868
	893,264	780,226	882,919
Minority interest
Company-obligated mandatorily redeemable securities of subsidiary trust holding solely debentures of parent	172,500	172,500	172,500

Commitments and contingent liabilities

Shareholders’ equity
Preferred stock – no par value; 10,000,000 shares authorized;
Series D ESOP: $.01 stated value; 4,218,361, 4,420,113, and 4,280,615 shares outstanding	189,826	198,905	192,628
Deferred ESOP benefit	(51,448)	(80,889)	(51,448)
Common stock – $2.50 par value; 200,000,000 shares authorized; 58,291,781, 58,195,175, and 58,283,719 shares outstanding	145,729	145,488	145,709
Additional paid-in capital	474,715	470,830	474,533
Retained earnings	917,175	969,876	952,215
Accumulated other comprehensive loss	(303,867)	(136,288)	(314,106)
Total shareholders’ equity	1,372,130	1,567,922	1,399,531
Total liabilities and shareholders’ equity	$4,970,929	$5,007,802	$4,947,400

Consolidated Statements of Cash Flows (Unaudited) Boise and Subsidiaries

	March 31
	2003	2002
	(thousands)
Cash provided by (used for) operations
Net loss	$(27,546)	$(6,620)
Items in net loss not using (providing) cash
Equity in net loss of affiliates	59	1,573
Depreciation, amortization, and cost of company timber harvested	75,582	72,734
Deferred income tax benefit	(13,304)	(8,563)
Pension and other post-retirement benefits expense	20,529	9,318
Cumulative effect of accounting changes	8,803	—
Other	(956)	228
Receivables	(47,848)	(93,892)
Inventories	33,508	16,759
Accounts payable and accrued liabilities	(7,434)	1,277
Current and deferred income taxes	(10,159)	(518)
Pension and other post-retirement benefits payments	(2,806)	(2,279)
Other	20,419	10,498
Cash provided by operations	48,847	515

Cash provided by (used for) investment
Expenditures for property and equipment	(43,419)	(43,682)
Expenditures for timber and timberlands	(2,253)	(2,136)
Investments in equity affiliates	29	—
Other	(8,309)	(17,314)
Cash used for investment	(53,952)	(63,132)

Cash provided by (used for) financing
Cash dividends paid
Common stock	(8,743)	(8,709)
Preferred stock	(30)	(37)
	(8,773)	(8,746)
Short-term borrowings	(13,200)	6,700
Additions to long-term debt	120,000	149,851
Payments of long-term debt	(70,159)	(85,955)
Other	(2,659)	355
Cash provided by financing	25,209	62,205

Increase (decrease) in cash and cash equivalents	20,104	(412)
Balance at beginning of year	65,152	56,702
Balance at March 31	$85,256	$56,290

Notes to Consolidated Financial Statements Boise and Subsidiaries

(1)         Financial Information.  The Consolidated Statements of Loss and Segment Information are unaudited statements, which do not include all Notes to Consolidated Financial Statements, and should be read in conjunction with the company’s 2002 Annual Report on Form 10-K.  Net loss for the three months ended March 31, 2003 and 2002, involved estimates and accruals.

(2)         Reconciliation of Net Loss and Diluted Loss Per Share Before Nonroutine Item and Cumulative Effect of Accounting Changes.  We evaluate our results of operations both before and after nonroutine gains and losses.  The following table shows our March 31, 2003, net loss and net loss per diluted share, as reported and as adjusted for the nonroutine item and the cumulative effect of accounting changes (see Notes 3 and 4).  There were no nonroutine items during the quarter ended March 31, 2002.

	Three Months Ended March 31, 2003
	As Reported	Nonroutine Items	Before Nonroutine Items
	(millions, except per-share amounts)

Boise Office Solutions (a)	$20.7	$9.2	$29.9
Boise Building Solutions	(8.5)	—	(8.5)
Boise Paper Solutions	(0.7)	0.2	(0.5)
Corporate and Other	(8.7)	0.7	(8.0)
	2.8	10.1	12.9
Interest Expense	(28.9)	—	(28.9)
Loss before income taxes, minority interest, and cumulative effect of accounting changes	(26.1)	10.1	(16.0)
Income tax (provision) benefit	9.4	(4.0)	5.4
Loss before minority interest and cumulative effect of accounting changes	(16.7)	6.1	(10.6)
Minority interest, net of income tax	(2.0)	—	(2.0)
Loss before cumulative effect of accounting changes	(18.7)	6.1	(12.6)
Cumulative effect of accounting changes, net of income tax	(8.8)	8.8	—
Net loss	$(27.5)	$14.9	$(12.6)

Net loss per common share (b)
Diluted before cumulative effect of accounting changes	$(0.38)	$0.11	$(0.27)
Cumulative effect of accounting changes	(0.15)	0.15	—
Diluted	$(0.53)	$0.26	$(0.27)

(a)          The Boise Office Solutions operating margin of 2.2%, as reported, was calculated based on $20.7 million of segment income, and the operating margin of 3.2%, before the nonroutine item, was calculated based on $29.9 million of segment income.

(b)         Calculated using 58.3 million average diluted shares outstanding (see Note 5).

(3)         First Quarter 2003 Nonroutine Item.  In March 2003, we announced measures to reduce 2003 operating costs by approximately $45 million, net of severance costs, and to hold capital spending to approximately $245 million, before acquisitions.  We are taking these actions because of continued economic weakness, higher pension costs, higher energy costs, business disruptions from severe winter weather in the eastern United States, and global political uncertainty.  We are reducing operating costs by freezing salaries, severely restricting hiring, reducing discretionary spending at all levels of the company, and eliminating about 700 job positions.  We will eliminate these positions by terminating approximately 550 employees and leaving vacant positions unfilled.

Under our existing plan, in first quarter 2003, we recorded a pretax charge of $10.1 million for employee-related costs in “Other (income) expense, net” in the Consolidated Statement of Loss.  We recorded these costs in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 112, Employers’ Accounting for Postemployment Benefits.  We recorded $9.2 million in Boise Office Solutions, $0.2 million in Boise Paper Solutions, and $0.7 million in our Corporate and Other segment.  Employee-related costs are primarily for severance payments, most of which will be paid in 2003 with the remainder in 2004.  This nonroutine item increased our net loss $6.1 million and diluted loss per share 11 cents for the three months ended March 31, 2003.

(4)         Cumulative Effect of Accounting Changes.  Effective January 1, 2003, we adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations.  This statement addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  The statement changed our accounting for landfill closure costs.  This statement requires us to record an asset and a liability (discounted) for the estimated costs of legal obligations associated with the retirement of long-lived assets.  The asset is depreciated over the expected useful life of the asset.  Previously, we accrued for estimated landfill closure costs over the periods that benefited from the use of the landfill.  On January 1, 2003, we recorded a one-time, noncash, after-tax charge of $4.1 million, or 7 cents per share, as a cumulative-effect adjustment for the difference between the amounts recognized in our consolidated financial statements prior to the adoption of this statement and the amount recognized after adopting the provisions of SFAS No. 143.

Effective January 1, 2003, we adopted an accounting change for vendor allowances to comply with the guidelines issued by the FASB’s Emerging Issues Task Force (EITF) 02-16, Accounting by a Reseller for Cash Consideration Received From a Vendor.  Under EITF 02-16, consideration received from a vendor is presumed to be a reduction of the cost of the vendor’s products or services, unless it is for a specific incremental cost to sell the product.  As a result, in the first quarter, approximately $10 million of vendor allowances that would have been recognized previously as a reduction of “Selling and distribution expenses” are now reflected as a reduction of “Materials, labor, and other operating expenses.”  Prior periods have not been reclassified to conform to the current year’s presentation.

In addition, under the new guidance, vendor allowances reside in inventory with the product and are recognized when the product is sold, changing the timing of our recognition of these items.  This change resulted in a one-time, noncash, cumulative-effect adjustment of $4.7 million, or 8 cents per share.

(5)         Net Loss Per Common Share.  Net loss per common share was determined by dividing net loss, as adjusted, by applicable shares outstanding.  For all periods presented, the computation of diluted net loss per share was antidilutive; therefore, amounts reported for basic and diluted loss were the same.

	Three Months Ended March 31
	2003	2002
	(thousands, except per- share amounts)

Loss before cumulative effect of accounting changes	$(18,743)	$(6,620)
Preferred dividends(a)	(3,266)	(3,262)
Basic and diluted loss before cumulative effect of accounting changes	(22,009)	(9,882)
Cumulative effect of accounting changes, net of income tax	(8,803)	—
Basic and diluted loss	$(30,812)	$(9,882)

Average shares used to determine basic and diluted loss per common share	58,289	58,099

Basic and diluted loss per common share before cumulative effect of accounting changes	$(0.38)	$(0.17)
Cumulative effect of accounting changes	(0.15)	—
Basic and diluted loss per common share	$(0.53)	$(0.17)

(a)          The dividend attributable to our Series D Convertible Preferred Stock held by our ESOP (employee stock ownership plan) is net of a tax benefit.